As filed with the Securities and Exchange Commission on January 10, 2003

                                                    Registration No. 333-65744

   ------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                 -------------

                        POST-EFFECTIVE AMENDMENT NO. 1

                                  ON FORM S-1

                                      TO

                                   FORM S-3

                            REGISTRATION STATEMENT

                                     UNDER

                          THE SECURITIES ACT OF 1933

                                 -------------

                               NTL INCORPORATED
            (Exact name of registrant as specified in its charter)

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

              Delaware                             4899                            13-4105887
   (State of other jurisdiction of     (Primary Standard Industrial             (I.R.S. Employer
   Incorporation or organization)       Classification Code Number)          Identification Number)
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                             110 EAST 59TH STREET
                           NEW YORK, NEW YORK 10022
                                (212) 906-8440
      (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

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

                                         COPIES TO:

      RICHARD J. LUBASCH, ESQ.                  THOMAS H. KENNEDY, ESQ.            ADRIAN J. S. DEITZ
  EXECUTIVE VICE PRESIDENT, GENERAL              SKADDEN, ARPS, SLATE,            SKADDEN, ARPS, SLATE,
        COUNSEL AND SECRETARY                     MEAGHER & FLOM LLP               MEAGHER & FLOM LLP
          NTL INCORPORATED                         FOUR TIMES SQUARE                ONE CANADA SQUARE
        110 EAST 59TH STREET                   NEW YORK, NEW YORK 10036              CANARY WHARF
      NEW YORK, NEW YORK 10022                      (212) 735-3000                  LONDON  E14 5DS
       (212) 906-8440                                                                  ENGLAND
                                                                                    +44 20 7519-7000
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           (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)

                                 -------------

         Approximate date of commencement of proposed sale to the public:
         This Post-Effective Amendment No. 1 deregisters any shares of common stock into which the 5-3/4% convertible subordinated notes due 2011 are convertible or which are issuable to a depositary in connection with the payment of interest on those notes that remain unissued hereunder as of the date hereof

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         DEREGISTRATION OF SECURITIES

         On July 24, 2001, NTL Incorporated, a Delaware corporation, filed a registration statement on Form S-3 (File No. 333-65744) (the "Registration Statement") to register 2,857,143 shares of the Registrant's common stock, $0.01 par value per share ("Conversion Shares"), issuable upon conversion of the 5-3/4% convertible subordinated notes due 2011 of NTL (Delaware), Inc. (the "Notes") and NTL Incorporated at a rate of 28.5714 Conversion Shares per $1,000 principal amount of the Notes. The Registration Statement was also filed to register 500,000 shares of Common Stock, issuable to a depositary in connection with the payment of interest ("Interest Payment Shares") on the Notes. On August 16, 2001, NTL Incorporated filed an amendment to the Registration Statement.

         On May 8, 2002, NTL Incorporated and certain subsidiaries filed a voluntary petition for a pre-arranged joint reorganization plan under Chapter 11 of the U.S. Bankruptcy Code. On July 15, 2002, NTL Incorporated filed an amended disclosure statement and a second amended joint reorganization plan with the Bankruptcy Court (the "Plan"). On September 5, 2002, following further modifications, the Bankruptcy Court entered an order confirming the Plan, pursuant to which a substantial portion of the debt of NTL Incorporated and its debtor subsidiaries, including the Notes, would be discharged on the effective date of the Plan. Accordingly, this Post-Effective Amendment No. 1 on Form S-1 to the Registration Statement is being filed to deregister, as of the date hereof, all of the Conversion Shares and Interest Payment Shares that remain unissued under the Registration Statement.

                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 1 on Form S-1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on January 10, 2003.

                                            NTL INCORPORATED


                                            By:  /s/ RICHARD J. LUBASCH
                                                ............................
                                                Richard J. Lubasch
                                                Executive Vice President -
                                                General Counsel and Secretary


         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 on Form S-1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

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Signature                                      Title                                    Date
---------                                      -----                                    ----

                                               Chairman of the Board,
------------------------------                 Treasurer and Director
George S. Blumenthal


/s/ BARCLAY KNAPP*                             President, Chief Executive
------------------------------                 Officer and Director                      January 10, 2003
Barclay Knapp


/s/ JOHN F. GREGG*                             Senior Vice President, Chief
------------------------------                 Financial Officer                         January 10, 2003
John F. Gregg


/s/ GREGG N. GORELICK*                         Vice President - Controller               January 10, 2003
------------------------------
Gregg N. Gorelick


/s/ ROBERT T. GOAD*                            Director                                  January 10, 2003
------------------------------
Robert T. Goad


                                               Director
------------------------------
Bernard Izerable


/s/ ALAN J. PATRICOF*                          Director                                  January 10, 2003
------------------------------
Alan J. Patricof


/s/ WARREN POTASH*                             Director                                  January 10, 2003
------------------------------
Warren Potash


/s/ JEAN-LOUIS VINCIGUERRA*                    Director                                  January 10, 2003
------------------------------
Jean-Louis Vinciguerra


                                               Director
------------------------------
Michael S. Willner


                                               Director
------------------------------
Eric Bouvier


* By /s/ RICHARD J. LUBASCH
--------------------------------
Richard J. Lubasch
Attorney-in-Fact
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